Exhibit 21

SUBSIDIARIES OF MCMS, INC.

Name                               Jurisdiction of Incorporation
----------------------------       -------------------------------
MCMS International, Inc.                British Virgin Islands
MCMS Sdn. Bhd.                          Malaysia
MCMS Belgium S.P.R.L.                   Belgium
MCMS Netherlands B.V.                   Netherlands
MCMS Asia Pacific Pte. Ltd.             Singapore
MCMS Customer Services, Inc.            Idaho


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